RSM

RSM US LLP

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Boston, MA 02129

T +1 617 912 9000
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www.rsmus.com

June 21, 2024

Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read Alaunos Therapeutics, Inc.'s statements included under Item 4.01(a) of its Form 8-K filed on June 21, 2024 and we agree with such statements concerning our firm.

RSM US LLP